UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2010
DUSA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

New Jersey	001-31533	22-3103129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
25 Upton Drive
Wilmington, Massachusetts 01887
(Address of principal executive offices, including ZIP code)

(978) 657-7500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
As previously reported in our Form 10-Q for the quarter ended March 31, 2010, we had been advised that a receiver had been appointed for the laboratory that we were using to perform analytical release and stability testing of our Levulan® Kerastick® product. As a result, that laboratory was no longer able to perform these services on an on-going basis. On May 5, 2010, following discussions with the FDA, we filed a 30-day Changes Being Effected (CBE-30) supplement to validate the use of a new analytical laboratory for product release and stability testing. The 30-day review period has now passed and we may ship product which has been tested and released by our new laboratory services provider. We have not experienced any interruption in supply of our product.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSA PHARMACEUTICALS, INC.
Dated: June 4, 2010	By:	/s/ Robert F. Doman
Robert F. Doman, President and
Chief Executive Officer